EXHIBIT 4.3

                                                Exhibit B

                                                Form No. 2 - Subscription
                                                Agreement and Investment  Letter


________________________________________________________________________________

                  SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER
________________________________________________________________________________


                              _______________, 2002



Ms. Lisa R. Powell, President Rub A Dub Soap, Inc. 13279 West Ohio Avenue Lakewood, Colorado 80228

Dear Ms. Powell:

     In connection with your offer and my purchase of ____________ shares (the "Shares") of common stock, $.001 par value per share, as described in the Confidential Offering Memorandum to which this Form No. 2 is attached, of Rub A Dub Soap, Inc., a Colorado corporation, at a subscription price of $.20 per share (for an aggregate purchase price payable by me of $___________), I hereby represent, warrant, covenant and agree with you that at the time of such offer and purchase and as of the date of this Subscription Agreement and Investment Letter (the "Agreement"):

     1. I am over the age of twenty-one years.

     2. I represent and warrant that I am a resident of the state in which this offer is made insofar as I occupy a dwelling within the state and I intend to remain within the state for an indefinite period of time. Further, if the undersigned is not a resident of the state in which the offer is made, then the undersigned represents and warrants that he is not a resident of any other state or possession of the United States.

     3. I have read and am familiar with the Confidential Offering Memorandum of Rub A Dub Soap, delivery of which by you to me has preceded the closing under this Agreement and my purchase of the Shares.



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     4. The Shares are being acquired solely for my account and for investment and I have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer the Shares to any person.

     5. I have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investments generally and of my investment in the Shares in particular and I AM ABLE TO BEAR THE ECONOMIC RISK OF THIS INVESTMENT WITH FULL UNDERSTANDING THAT I CAN LOSE MY ENTIRE INVESTMENT; AND I CAN LOSE MY ENTIRE INVESTMENT IN THE SHARES WITHOUT PRODUCING A MATERIAL ADVERSE CHANGE IN MY STANDARD OF LIVING AS OF THE DATE HEREOF.

     6. I am in a position as regards Rub A Dub Soap and its executive officers and directors which, based upon /___________/ business relationship, /____________/ personal relationship, /____________/ business or financial experience (other; specify) /____________/ /_____________/ (check appropriate box or boxes), or based upon the business or financial experience of my professional advisor(s) who are unaffiliated with and who are not compensated by Rub A Dub Soap or any affiliate or selling agent of Rub A Dub Soap, has enabled me and continues to enable me to obtain information concerning Rub A Dub Soap and its affairs in order to evaluate the merits and risks of my investment in the Shares and to protect my own interests in connection with the transaction. I acknowledge that Rub A Dub Soap has made available to me and continues to make available to me the opportunity to ask questions of and receive answers from the sole executive officer and director of Rub A Dub Soap and other persons acting on her behalf concerning the terms and conditions of the offer to me of the Shares, and to obtain any additional information concerning Rub A Dub Soap to the extent that the executive officers and directors and others possess such information or can acquire it without unreasonable effort or expense so that I can verify the accuracy of the information given to me at the time of the offer and my purchase of the Shares.

     7. I understand that neither the Shares nor the offer or sale thereof to me have been registered under the Securities Act of 1933 or under any state securities laws. I UNDERSTAND THAT NO REGISTRATION STATEMENT HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR WITH ANY OTHER REGULATORY AUTHORITY AND THAT, AS A RESULT, ANY BENEFIT WHICH MIGHT NORMALLY ACCRUE TO AN INVESTOR SUCH AS ME BY AN IMPARTIAL REVIEW OF SUCH A REGISTRATION STATEMENT BY THE SECURITIES AND EXCHANGE COMMISSION OR OTHER REGULATORY AUTHORITY WILL NOT BE FORTHCOMING. I understand that I cannot sell the Shares unless such sale is registered under the Securities Act of 1933 and applicable state securities law or exemptions from such registrations become available. In this connection, I understand that Rub A Dub Soap will require an opinion of my counsel to the effect that, in the event the securities are not registered under the Securities Act, any transfer as may be proposed by me must be entitled to an exemption from the registration provisions of the Securities Act of 1933.

     8. I had no Purchaser Representative involved on my behalf in the purchase of the Shares except as follows: (None) (If other, complete by hand in writing and strike the word "none.")


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     9. Accredited Investor. I AM _____ or I AM NOT _____ an accredited or exempted investor based ______________________ on the qualifications below:

          a. Any natural person whose individual net worth*, or joint net worth* with that person's spouse, exceeds $1,000,000 at the time of purchase of the shares of Common Stock;

          b. Any natural person who had an individual income**, not including the income of the investor's spouse (even if they purchase Shares of Common Stock as joint tenants or tenants in common), in excess of $200,000 in each of the two most recent years and who reasonably expects an income** in excess of $200,000 in the current year;

          c. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of the Act;

          d. Any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in
     Section 2(a)(48) of that Act; or any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
     (d) of the Small Business Investment Act of 1958, as amended;

          e. Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

          f. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares of Common Stock, with total assets in excess of $5,000,000;

          g. Any director, executive officer of the general partner of the Company, or any director, executive officer or general partner of a general partner of the Company;

          h. Any entity in which all of the equity owners are accredited investors under paragraphs a., b., c., d., e., f. or g. above.

      ------------------

     *For this purpose, a person's net worth is the excess of all of the person's assets over all of the person's liabilities. For the purposes of determining the person's net worth, the principal residence owned by an individual shall be valued at (i) cost, including the cost of improvements, net of current encumbrances upon the property, or (ii) the appraised value of the property as determined by a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. For the purposes of this provision, "institutional lender" means a bank, savings and loan association, industrial loan company, credit union, personal property broker or a company whose principal business is as a lender upon loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.



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     **For this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a Federal income tax return), increased by the following amount: (i) any deduction for a portion of long term capital gains (Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code");
(ii) any deduction for depletion (Section 611, et seq., of the Code); (iii) any exclusion for interest on tax-exempt municipal obligations (Section 103 of the Code): and (iv) any losses of a partnership allocated to the individual limited partner (as reported on Schedule E of Form 1040).

     10. Non-Accredited Investor.

          a. My present net worth (exclusive of home, furnishings and automobiles) exceeds five times my contemplated investment in the Company.

          b. During the previous tax year I had an annual taxable income in excess of $__________________.

          c. During the present tax year I expect to have an annual taxable income of at least $____________________.

     The subscription made by this Subscription Agreement and Investment Letter is subject to acceptance by the Company in its sole discretion; which acceptance shall be evidenced by the Company's signing and delivering to me at the address set forth on the signature page hereof a fully-executed counterpart of this Agreement. In the event that Rub a Dub Soap shall reject my subscription, the purchase price for the shares of Common Stock shall be refunded promptly to me without interest thereon or deduction therefrom.

                                              Very truly yours,

Individuals execute below:                    Corporations, partnerships, trusts
                                              and other entities execute below:



___________________________________            _________________________________
    Name (please type or print)                   Name (please type or print)



____________________________________       By: _________________________________
         (Signature)                           (Signature of authorized officer,
                                                       partner or trustee)



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Attached to and incorporated in that certain Subscription Agreement and
Investment Letter attached as Form No. 2 to that certain Confidential Offering Memorandum of Rub a Dub Soap, Inc.


____________________________________      Attest:_______________________________
   Name (please type or print)                            (Signature)



____________________________________      ______________________________________
          (Signature)                                     (Address)


____________________________________      ______________________________________
           (Address)                                      (Address)


____________________________________      ______________________________________
        (Home Telephone)                         (Tax Identification Number)



Individuals execute below:


____________________________________
        (Office Telephone)


____________________________________
     (Social Security Number)




ACCEPTED this ___ day of ________________ , 2002.

                                     RUB A DUB SOAP, INC.


                                     By:_________________________________
                                        Lisa R. Powell, President


                                     ATTEST:



                                     ____________________________________
                                                (Signature)




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